Exhibit 16.1

August 10, 2017

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of  LD Holdings, Inc.,  pertaining to our firm included under Item 4.01 of Form 8-K dated August 10, 2017 and agree with such statements as they pertain to our firm.
Sincerely,
/s/ KLJ & Associates, LLP